Exhibit 99.1
(STERLING BANCORP LOGO)
(IMMEDIATE NEWS RELEASE LOGO)

John Tietjen	Thomas Walsh
Chief Financial Officer	Investor Relations/Media Relations
Sterling Bancorp	MWW Group
john.tietjen@sterlingbancorp.com	twalsh@mww.com
212.757.8035	201.964.2464
FOR IMMEDIATE RELEASE
Sterling Bancorp Reports Record Gross Revenue for Third Quarter 2005
Total Assets Increased Over 12% Year-To-Year Reaching All-Time High;
Company Posts Double-Digit Growth in Loans and Deposits
New York, NY, October 26, 2005 — Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, today reported its financial results for the quarter ended September 30, 2005.
Third Quarter 2005 Highlights:
•	Gross revenue (interest and noninterest income) rose 13.5% year-over-year to a record $38.6 million

•	Noninterest income increased to an unprecedented $9.4 million

•	Net interest income on a tax-equivalent basis rose to $21.5 million

•	Average loans and deposits increased 14.2% and 10.7%, respectively, year-over-year

•	Assets at period end increased 12.4% from September 30, 2004 and reached an all-time high, exceeding $2.0 billion

•	Company repurchased 127,000 common shares — approximately 790,000 shares remain available for repurchase
“The strength of Sterling’s business platform produced solid revenue growth and double-digit increases in loans and deposits,” said Louis J. Cappelli, Chairman and Chief Executive Officer. “We continued to expand our business development efforts, and recently announced the opening of a regional office in New Jersey to provide our tailored products and personalized customer service to a heavily populated market of small and mid-sized businesses. Through strong organic growth, we achieved an all-time high in total assets, which now exceed $2 billion.”

Third Quarter and First Nine Months 2005 Financial Results
Net Income
Net income for the third quarter of 2005 was $6.3 million. Diluted earnings per share were $0.33 for the quarter ended September 30, 2005.
For the nine months ended September 30, 2005, net income was $18.1 million, and diluted earnings per share were $0.96.
Net Interest Income
In the third quarter of 2005, net interest income, on a tax-equivalent basis, increased 7.5% to $21.5 million from $20.0 million in the third quarter of 2004. Net interest income benefited from growth in average loans and the higher interest rate environment in 2005, which was partially offset by the impact of a flattening yield curve and growth of interest-bearing deposits at higher costs.
For the nine months ended September 30, 2005, net interest income, on a tax-equivalent basis, rose 8.6% to $63.4 million from $58.4 million in the first nine months of 2004.
Net interest margin for the third quarter of 2005, on a tax-equivalent basis, was 4.76% compared to 4.84% in the third quarter of 2004.
For the nine-month period ended September 30, 2005, net interest margin, on a tax-equivalent basis, was 4.92%, unchanged from the corresponding period of 2004. “This is a testament to the strength of Sterling’s business model as the Company sustained the net interest margin even with the increased negative pressure of a flattening yield curve. Sterling’s margins rank among the highest of banks in the Company’s peer group,” said Chairman Cappelli.
Loans
Average loans for the third quarter of 2005 grew 14.2% year-over-year to $1.1 billion.
For the nine-month period ended September 30, 2005, average loans rose 14.1% to $1.0 billion.
Demand Deposits
For the third quarter 2005, average demand deposits increased 8.6% year-over-year to $461.4 million.
Demand deposits, on average, grew by 8.8% to $448.0 million for the nine-month period ended September 30, 2005.
As of September 30, 2005, demand deposits were $540.0 million, 36.6% of total deposits, continuing Sterling’s disciplined approach of maintaining one of the highest ratios of demand to total deposits in the industry. Growth of demand deposits is a significant factor in building strong customer relationships and continues to be an important component of Sterling’s business model.
Cost of Funds
In the third quarter of 2005, total interest expense was $7.9 million compared to $5.1 million in the third quarter of 2004. The increase occurred as a result of higher average interest-bearing deposits, which increased 11.7% to $953.1 million for the third quarter of 2005, compared to $853.3 million in the third quarter of 2004, along with the higher interest rate environment in 2005. The average rate paid on interest-bearing funds was 2.47% for the third quarter of 2005, compared to 1.77% for the third quarter of 2004, despite Sterling’s strong focus on controlling interest costs.
For the nine-month period ended September 30, 2005, the average rate paid on interest-bearing funds was 2.21%, compared to 1.68% for the corresponding period of 2004. For the nine months ended September 30, 2005, total interest expense was $20.3 million, compared to $14.1 million in the corresponding period of 2004.
Noninterest Income and Noninterest Expenses
For the third quarter of 2005, noninterest income increased to $9.4 million. The Company experienced solid revenue growth in mortgage banking and fees collected for deposit services, which more than offset decreases in income from sales of available for sale securities, factoring income and other service charges and fees.
Noninterest income for the nine-month period ended September 30, 2005 increased to $26.7 million from $25.9 million in the corresponding period of last year. This increase was the result of improved income primarily from mortgage banking, fees collected for deposit services and bank owned life insurance, partially offset by lower income from factoring, trade finance and gains on sales of available for sale securities.
Noninterest expenses increased $1.6 million and $4.6 million for the third quarter and the first nine months of 2005, respectively, primarily due to higher salaries and professional fees related to compliance efforts and investments in the Sterling franchise, including new branches, with higher expenses related to salaries, equipment and occupancy costs. These increases were partially offset by a reversal during the third quarter of 2005 of $1.0 million of litigation settlement costs originally charged to noninterest expenses in 2001. The increase in other expenses was principally due to higher costs for appraisals, credit reports, mortgage taxes, insurance and interest on potential tax liability.
Provision for Income Taxes
The provision for income taxes increased to $3.9 million for the third quarter of 2005 from $3.6 million for the corresponding period of 2004. For the nine-month period ended September 30, 2005, the provision for income taxes was $11.1 million, compared to $9.5 million in the first nine months of 2004. The lower provision for taxes in the first nine months of 2004 was due primarily to the resolution of certain state tax issues for the years 1999-2001.

Asset Quality
As of September 30, 2005, nonperforming assets were $4.3 million, representing 0.21% of total assets.
The provision for loan losses for the third quarter of 2005 was $2.5 million, compared to $2.3 million for the third quarter of 2004.
For the nine months ended September 30, 2005, the provision for loan losses was $7.2 million, virtually unchanged from the corresponding period of 2004.
The allowance for loan losses as a percentage of loans held in portfolio was 1.47% as of September 30, 2005.
Dividends and Capital Management
On September 30, 2005, Sterling paid a cash dividend of $0.19 per common share to shareholders of record as of September 15, 2005. The Company has distributed cash dividends for 239 consecutive quarters.
During the third quarter of 2005, Sterling repurchased 127,000 shares of common stock as part of its authorized share repurchase plan, bringing the total common stock repurchased during the nine-month period ended September 30, 2005 to 152,100 shares. “For 60 years, our capital management initiatives have focused on returning value to shareholders through consistent and increasing dividends and stock repurchases,” stated Chairman Cappelli.
Conference Call
Sterling Bancorp will host a teleconference call for the financial community on Wednesday, October 26, 2005 at 9:00 a.m. Eastern Time to discuss the third quarter 2005 financial results. The public is invited to listen to this conference call by dialing 866-814-1919 at least 10 minutes prior to the call.
A replay of the conference call will be available at 1:00 p.m. Eastern Time on Wednesday, October 26, 2005 until 11:59 p.m. Eastern Time on Wednesday, November 2, 2005. The public is invited to listen to this conference call by dialing 888-266-2081 and entering passcode 796746.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $2.0 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, New Jersey, Virginia and North Carolina and conducts business throughout the U.S.

This press release may contain statements, including but not limited to, statements concerning future results of operations or financial position, borrowing capacity and future liquidity, future investment results, future credit exposure, future loan losses and plans and objectives for future operations, and other statements regarding matters that are not historical facts, that are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Cautionary Statement Regarding Forward-Looking Statements” in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars and shares in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
OPERATING HIGHLIGHTS
Interest income	$29,234	$24,812	$83,244	$71,899
Interest expense	7,881	5,050	20,324	14,108
Provision for loan losses	2,508	2,338	7,162	7,235
Noninterest income	9,353	9,175	26,663	25,946
Noninterest expenses	18,065	16,493	53,232	48,634
Net income	6,274	6,550	18,097	18,322

Earnings per common share:
Basic	0.34	0.36	0.99	1.00
Diluted	0.33	0.35	0.96	0.96
Cash dividends declared	0.19	0.16	0.57	0.48
Common shares outstanding:
Period end	18,277	18,208	18,277	18,208
Average Basic	18,325	18,207	18,305	18,249
Average Diluted	18,917	19,026	18,878	19,114
Return on average assets	1.27%	1.46%	1.27%	1.39%
Return on average tangible equity (1)	18.90%	21.89%	18.74%	20.26%
Return on average stated equity (2)	16.29%	18.59%	16.10%	17.24%
Net interest spread, tax-equivalent basis	4.07%	4.34%	4.31%	4.45%
Net interest margin, tax-equivalent basis	4.76%	4.84%	4.92%	4.92%

ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$2,429	$1,764	$7,256	$6,092
Nonperforming loans	3,958	2,993	3,958	2,993
Other real estate owned	327	1,019	327	1,019
Nonperforming assets	4,285	4,012	4,285	4,012

Nonperforming loans/loans (3)	0.34%	0.30%	0.34%	0.30%
Nonperforming assets/assets	0.21%	0.22%	0.21%	0.22%
Allowance for loan losses/loans (4)	1.47%	1.61%	1.47%	1.61%
Allowance for loan losses/ nonperforming loans	410.16%	521.28%	410.16%	521.28%
(1)	Average tangible equity represents average shareholders’ equity less average goodwill.

(2)	Average stated equity is equal to average shareholders’ equity.

(3)	The term “loans” includes loans held for sale and loans held in portfolio.

(4)	The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
BALANCE SHEET HIGHLIGHTS
Period End Balances
Security investments	$707,011	$670,120	$707,011	$670,120
Loans held for sale	50,137	38,810	50,137	38,810
Loans held in portfolio, net of unearned discount	1,100,749	968,073	1,100,749	968,073
Total earning assets	1,860,983	1,679,673	1,860,983	1,679,673
Allowance for loan losses	16,234	15,602	16,234	15,602
Total assets	2,035,131	1,810,308	2,035,131	1,810,308
Noninterest-bearing deposits	540,030	424,534	540,030	424,534
Interest-bearing deposits	937,462	874,835	937,462	874,835
Customer repurchase agreements	57,920	103,596	57,920	103,596
Shareholders’ equity	153,451	145,065	153,451	145,065

Average Balances
Security investments	$719,760	$682,669	$715,482	$698,269
Loans held for sale	68,492	37,378	53,142	41,858
Loans held in portfolio, net of unearned discount	1,018,790	914,563	980,293	863,544
Total earning assets	1,817,432	1,658,029	1,765,727	1,621,183
Allowance for loan losses	17,100	16,158	17,332	15,694
Total assets	1,964,117	1,786,555	1,911,881	1,756,494
Noninterest-bearing deposits	461,418	424,974	448,038	411,916
Interest-bearing deposits	953,112	853,279	924,411	815,336
Customer repurchase agreements	87,049	90,654	86,540	81,625
Shareholders’ equity	152,843	140,174	150,303	141,981

Capital Ratios
Tier 1 risk based	12.55%	13.05%	12.55%	13.05%
Total risk based	13.80%	14.31%	13.80%	14.31%
Leverage	8.31%	8.58%	8.31%	8.58%
Book value per common share	$8.40	$7.97	$8.40	$7.97

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(in thousands, except number of shares)

	September 30,
	2005	2004
ASSETS
Cash and due from banks	$83,504	$53,264
Interest-bearing deposits with other banks	3,086	2,670
Investment securities
Available for sale (at estimated market value)	210,903	282,437
Held to maturity (at cost)	496,108	387,683

Total investment securities	707,011	670,120

Loans held for sale	50,137	38,810

Loans held in portfolio, net of unearned discounts	1,100,749	968,073
Less allowance for loan losses	16,234	15,602

Loans, net	1,084,515	952,471

Customers’ liability under acceptances	1,936	903
Goodwill	21,158	21,158
Premises and equipment, net	11,190	9,987
Other real estate	327	1,019
Accrued interest receivable	5,774	5,140
Bank owned life insurance	26,759	22,303
Other assets	39,734	32,463

	$2,035,131	$1,810,308

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing	$540,030	$424,534
Interest-bearing	937,462	874,835

Total deposits	1,477,492	1,299,369

Federal funds purchased	29,100	0
Securities sold under agreements to repurchase — customers	57,920	103,596
Securities sold under agreements to repurchase — dealers	59,894	0
Commercial paper	39,402	34,954
Other short-term borrowings	21,169	1,108
Acceptances outstanding	1,936	903
Accrued expenses and other liabilities	88,993	89,539
Long-term debt	105,774	135,774

Total liabilities	1,881,680	1,665,243

Shareholders’ equity	153,451	145,065

	$2,035,131	$1,810,308

MEMORANDA
Available for sale securities — amortized cost	$213,867	$281,801
Held to maturity securities — estimated market value	490,104	390,462
Shares outstanding
Common issued	20,143,131	19,827,398
Common in treasury	1,866,042	1,618,903

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
INTEREST INCOME
Loans	$21,222	$16,898	$59,076	$47,392
Investment securities — available for sale	2,309	3,211	7,278	10,357
Investment securities — held to maturity	5,626	4,624	16,569	14,008
Federal funds sold	61	73	283	129
Deposits with other banks	16	6	38	13

Total interest income	29,234	24,812	83,244	71,899

INTEREST EXPENSE
Deposits	4,953	3,015	12,491	7,862
Securities sold under agreements to repurchase	1,066	326	2,489	1,007
Federal funds purchased	210	9	388	72
Commercial paper	237	107	620	248
Other short-term borrowings	58	34	124	240
Long-term debt	1,357	1,559	4,212	4,679

Total interest expense	7,881	5,050	20,324	14,108

Net interest income	21,353	19,762	62,920	57,791
Provision for loan losses	2,508	2,338	7,162	7,235

Net interest income after provision for loan losses	18,845	17,424	55,758	50,556

NONINTEREST INCOME
Factoring income	1,561	1,916	4,615	5,110
Mortgage banking income	4,601	3,846	13,035	11,392
Service charges on deposit accounts	1,487	1,259	3,942	3,481
Trade finance income	597	688	1,559	1,699
Trust fees	149	160	473	508
Other service charges and fees	323	395	1,006	1,350
Bank owned life insurance income	461	498	1,148	975
Securities gains	0	286	197	971
Other income	174	127	688	460

Total noninterest income	9,353	9,175	26,663	25,946

NONINTEREST EXPENSES
Salaries	8,465	7,788	24,820	22,850
Employee benefits	2,483	2,464	6,578	6,720

Total personnel expense	10,948	10,252	31,398	29,570
Occupancy expenses, net	1,463	1,315	4,126	3,779
Equipment expenses	867	756	2,462	2,170
Advertising and marketing	937	975	3,067	2,993
Professional fees	737	952	3,703	2,940
Data processing fees	311	272	894	860
Stationery and printing	224	142	656	603
Communications	393	364	1,261	1,162
Other expenses	2,185	1,465	5,665	4,557

Total noninterest expenses	18,065	16,493	53,232	48,634

Income before income taxes	10,133	10,106	29,189	27,868
Provision for income taxes	3,859	3,556	11,092	9,546

Net income	$6,274	$6,550	$18,097	$18,322

Average number of common shares outstanding
Basic	18,324,683	18,207,370	18,304,920	18,248,585
Diluted	18,917,332	19,025,500	18,877,569	19,113,791
Earnings per average common share
Basic	$0.34	$0.36	$0.99	$1.00
Diluted	0.33	0.35	0.96	0.96
Dividends per common share	0.19	0.16	0.57	0.48

STERLING BANCORP
Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net income	$6,274	$6,550	$18,097	$18,322
Other comprehensive income, net of tax:
Unrealized holding (losses)/gains arising during the period	(1,255)	2,347	(1,608)	(1,207)
Less:
Reclassification adjustment for gains included in net income	0	(155)	(107)	(525)
Change in unrealized (losses)/gains on supplemental pension	43	(30)	(511)	215

Comprehensive income	$5,062	$8,712	$15,871	$16,805

STERLING BANCORP
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Balance, at beginning of period	$154,806	$139,111	$148,704	$143,262
Net income for period	6,274	6,550	18,097	18,322
Common shares issued under stock incentive plan and related tax benefits	935	(42)	4,046	1,853
Purchase of common shares for treasury	(2,776)	0	(3,323)	(8,310)
Cash dividends-Common shares	(3,481)	(2,867)	(10,444)	(8,658)
Surrender of shares issued under incentive compensation plan	(1,161)	0	(1,606)	(409)
Amortization of unearned compensation	66	151	203	522
Change in net unrealized holding (losses)/gains on available for sale securities	(1,255)	2,347	(1,608)	(1,207)
Reclassification adjustment for gains included in net income	0	(155)	(107)	(525)
Change in unrealized (losses)/gains on supplemental pension	43	(30)	(511)	215

Balance, at end of period	$153,451	$145,065	$153,451	$145,065

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended
	September 30, 2005			September 30, 2004
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$3,455	$16	1.45%	$3,799	$6	0.62%

Investment securities — available for sale	190,371	2,055	4.32	266,551	2,885	4.33
Investment securities — held to maturity	504,688	5,626	4.46	386,851	4,624	4.78
Investment securities — tax exempt [2]	24,701	416	6.68	29,267	528	7.18

Total investment securities	719,760	8,097	4.50	682,669	8,037	4.71
Federal funds sold	6,935	61	3.43	19,620	73	1.45
Loans, net of unearned discount [3]	1,087,282	21,222	8.02	951,941	16,898	7.31

Total Interest-Earning Assets [2]	1,817,432	29,396	6.54%	1,658,029	25,014	6.11%

Cash and due from banks	60,457			53,476
Allowance for loan losses	(17,100)			(16,158)
Goodwill	21,158			21,158
Other	82,170			70,050

Total Assets	$1,964,117			$1,786,555

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$28,148	31	0.44%	$29,991	28	0.37%
NOW	143,101	278	0.77	133,357	162	0.48
Money market	247,613	873	1.40	217,612	348	0.64
Time	531,234	3,763	2.81	469,319	2,469	2.09
Foreign
Time	3,016	8	1.42	3,000	8	1.10

Total Interest-Bearing Deposits	953,112	4,953	2.06	853,279	3,015	1.41

Borrowings
Securities sold under agreements to repurchase — customers	87,049	548	2.50	90,654	272	1.19
Securities sold under agreements to repurchase — dealers	57,755	518	3.56	14,910	54	1.43
Federal funds purchased	23,438	210	3.55	2,500	9	1.44
Commercial paper	34,341	237	2.74	34,394	107	1.23
Other short-term debt	6,109	58	3.75	6,293	34	2.15
Long-term debt	105,774	1,357	5.13	135,774	1,559	4.59

Total Borrowings	314,466	2,928	3.71	284,525	2,035	2.86

Total Interest-Bearing Liabilities	1,267,578	7,881	2.47%	1,137,804	5,050	1.77%

Noninterest-bearing demand deposits	461,418			424,974
Other liabilities	82,278			83,603

Total Liabilities	1,811,274			1,646,381
Shareholders’ equity	152,843			140,174

Total Liabilities and Shareholders’ Equity	$1,964,117			$1,786,555

Net interest income/spread [2]		21,515	4.07%		19,964	4.34%

Net yield on interest-earning assets			4.76%			4.84%

Less: Tax-equivalent adjustment		162			202

Net interest income		$21,353			$19,762

[1]	The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Nine Months Ended
	September 30, 2005			September 30, 2004
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$3,000	$38	1.71%	$3,151	$13	0.55%

Investment securities — available for sale	197,229	6,454	4.36	282,504	9,364	4.37
Investment securities — held to maturity	492,838	16,569	4.48	385,548	14,008	4.84
Investment securities — tax exempt [2]	25,415	1,350	7.10	30,217	1,619	7.16

Total investment securities	715,482	24,373	4.54	698,269	24,991	4.75
Federal funds sold	13,810	283	2.71	14,361	129	1.18
Loans, net of unearned discount [3]	1,033,435	59,076	8.04	905,402	47,392	7.38

Total Interest-Earning Assets [2]	1,765,727	83,770	6.52%	1,621,183	72,525	6.13%

Cash and due from banks	61,895			59,477
Allowance for loan losses	(17,332)			(15,694)
Goodwill	21,158			21,158
Other	80,433			70,370

Total Assets	$1,911,881			$1,756,494

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$28,583	85	0.40%	$31,851	93	0.39%
NOW	146,845	740	0.67	134,237	463	0.46
Money market	229,700	1,752	1.02	210,257	909	0.58
Time	516,273	9,889	2.56	435,991	6,373	1.95
Foreign
Time	3,010	25	1.09	3,000	24	1.09

Total Interest-Bearing Deposits	924,411	12,491	1.81	815,336	7,862	1.29

Borrowings
Securities sold under agreements to repurchase — customers	86,540	1,302	2.01	81,625	702	1.15
Securities sold under agreements to repurchase — dealers	50,237	1,187	3.16	34,018	305	1.20
Federal funds purchased	15,739	388	3.25	8,580	72	1.11
Commercial paper	35,714	620	2.32	28,733	248	1.15
Other short-term debt	4,901	124	3.38	16,603	240	1.93
Long-term debt	112,074	4,212	5.01	135,774	4,679	4.59

Total Borrowings	305,205	7,833	3.42	305,333	6,246	2.73

Total Interest-Bearing Liabilities	1,229,616	20,324	2.21%	1,120,669	14,108	1.68%

Noninterest-bearing demand deposits	448,038			411,916
Other liabilities	83,924			81,928

Total Liabilities	1,761,578			1,614,513
Shareholders’ equity	150,303			141,981

Total Liabilities and Shareholders’ Equity	$1,911,881			$1,756,494

Net interest income/spread [2]		63,446	4.31%		58,417	4.45%

Net yield on interest-earning assets			4.92%			4.92%

Less: Tax-equivalent adjustment		526			626

Net interest income		$62,920			$57,791

[1]	The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP AND SUBSIDIARIES
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease)
	Three Months Ended
	September 30, 2005
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$(1)	$11	$10

Investment securities — available for sale	(823)	(7)	(830)
Investment securities — held to maturity	1,333	(331)	1,002
Investment securities — tax exempt	(77)	(35)	(112)

Total investment securities	433	(373)	60

Federal funds sold	(66)	54	(12)
Loans, net of unearned discounts [3]	2,569	1,755	4,324

TOTAL INTEREST INCOME	$2,935	$1,447	$4,382

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(2)	$5	$3
NOW	13	103	116
Money market	54	471	525
Time	358	936	1,294
Foreign
Time	0	0	0

Total interest-bearing deposits	423	1,515	1,938

Borrowings
Securities sold under agreements to repurchase — customers	(11)	287	276
Securities sold under agreements to repurchase — dealers	305	159	464
Federal funds purchased	172	29	201
Commercial paper	0	130	130
Other short-term debt	(1)	25	24
Long-term debt	(373)	171	(202)

Total borrowings	92	801	893

TOTAL INTEREST EXPENSE	$515	$2,316	$2,831

NET INTEREST INCOME	$2,420	$(869)	$1,551

[1]	This table is presented on a tax-equivalent basis.

[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP AND SUBSIDIARIES
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease)
	Nine Months Ended
	September 30, 2005
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$(1)	$26	$25

Investment securities — available for sale	(2,888)	(22)	(2,910)
Investment securities — held to maturity	3,648	(1,087)	2,561
Investment securities — tax exempt	(255)	(14)	(269)

Total investment securities	505	(1,123)	(618)

Federal funds sold	(5)	159	154
Loans, net of unearned discounts [3]	7,092	4,592	11,684

TOTAL INTEREST INCOME	$7,591	$3,654	$11,245

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(10)	$2	$(8)
NOW	45	232	277
Money market	89	754	843
Time	1,290	2,226	3,516
Foreign
Time	1	0	1

Total interest-bearing deposits	1,415	3,214	4,629

Borrowings Securities sold under agreements to repurchase — customers	42	558	600
Securities sold under agreements to repurchase — dealers	199	683	882
Federal funds purchased	95	221	316
Commercial paper	71	301	372
Other short-term debt	(231)	115	(116)
Long-term debt	(873)	406	(467)

Total borrowings	(697)	2,284	1,587

TOTAL INTEREST EXPENSE	$718	$5,498	$6,216

NET INTEREST INCOME	$6,873	$(1,844)	$5,029

[1]	This table is presented on a tax-equivalent basis.

[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The effect of the extra day in 2004 has been included in the change in volume.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.